Exhibit (17)(a)

PROXY TABULATOR	To vote by Internet
P.O. BOX 9112
FARMINGDALE, NY 11717	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Telephone

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail

	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Proposals			For	Against	Abstain

PROPOSAL 1:	To approve the issuance of Shares of Common Stock in connection with the transfer of all of the assets of Cohen & Steers Dividend Majors Fund, Inc. (“DVM”) to Cohen & Steers Total Return Realty Fund, Inc. (“RFI”) in exchange for shares of common stock of RFI and the assumption by RFI of all of the liabilities of DVM.		☐	☐	☐

PROPOSAL 2:	To approve a charter amendment to authorize the Board of Directors of RFI to amend the charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without further action by the stockholders.		☐	☐	☐

PROPOSAL 3:	To approve the following fundamental policy changes for RFI:

	A.	Amending the Fund’s fundamental restriction with respect to making loans.	☐	☐	☐

	B.	Changing from fundamental to non-fundamental the Fund’s investment restriction prohibiting making short sales of securities or maintaining a short position, unless at all times when a short position is open the Fund owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short (“short sales against the box”), and unless not more than 10% of the Fund’s net assets (taken at market value) is held as collateral for such sales at any one time (it is the Fund’s present intention to make such sales only for the purpose of deferring realization of gain or loss for Federal income tax purposes).	☐	☐	☐

	C.	Changing from fundamental to non-fundamental the Fund’s investment restriction prohibiting purchasing securities on margin, except for such short-term credits as may be necessary for the clearance of transactions and except for borrowings permitted under its investment objective and policies.	☐	☐	☐

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof.

Stockholders of RFI of record at the close of business on [        ] are entitled to vote at the Meeting and at any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Joint Meeting:

The Proxy Statement is available at www.proxyvote.com.

COHEN & STEERS

280 PARK AVENUE

NEW YORK, NEW YORK 10017

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking such prior appointments, the undersigned appoints Kenneth Paek and Josh Troper (or, if only one shall act, then that one) proxies with the power of substitution to vote all the stock of the Fund referenced on the reverse side of card registered in the name of the undersigned at the Special Joint Meeting of Stockholders to be held at 280 Park Avenue, 10th floor, New York, New York 10017 on April 24, 2014 at     :00 a.m., Eastern time, and at any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Fund. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

(Continued on the reverse)

PROXY TABULATOR	To vote by Internet
P.O. BOX 9112
FARMINGDALE, NY 11717	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Telephone

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail

	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Proposals		For	Against	Abstain
PROPOSAL 1:	To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of Cohen & Steers Dividend Majors Fund, Inc. (“DVM”) to Cohen & Steers Total Return Realty Fund, Inc. (“RFI”) in exchange for shares of common stock of RFI and the assumption by RFI of all of the liabilities of DVM, the distribution of such RFI shares to the stockholders of DVM in complete liquidation of DVM and deregistration of DVM as an investment company pursuant to the Investment Company Act of 1940, as amended.	☐	☐	☐

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof.

Stockholders of DVM of record at the close of business on [        ] are entitled to vote at the Meeting and at any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Joint Meeting:

The Proxy Statement is available at www.proxyvote.com.

COHEN & STEERS

280 PARK AVENUE

NEW YORK, NEW YORK 10017

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking such prior appointments, the undersigned appoints Kenneth Paek and Josh Troper (or, if only one shall act, then that one) proxies with the power of substitution to vote all the stock of the Fund referenced on the reverse side of card registered in the name of the undersigned at the Special Joint Meeting of Stockholders to be held at 280 Park Avenue, 10th floor, New York, New York 10017 on April 24, 2014 at     :00 a.m., Eastern time, and at any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Fund. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

(Continued on the reverse)